Exhibit 10.10

Entrustment Contract for Operation and Management

Entrustor:	Shandong Haoke Industrial Co., Ltd. (hereinafter referred to as Party A)

Address:	North of Middle Section, Zhongrun Avenue, Gaoxin District, Zibo City, Shandong Province

Entrustee:	Zibo Tony Fun Commercial Management Co., Ltd. (hereinafter referred to as Party B)

Address:	No. Jinjing Avenue, Zhangdian District, Zibo City, Shandong Province

Whereas, Party B is a professional provider for commercial real estate operation, management and service, it possesses relevant business operation experience, intellectual property and management team, and is capable of providing systematic service and technical support for commercial real estate operation, management and service.

Party A entrusts Party B to provide exclusive operation and management service for commercial property.

Pursuant to the provisions in “Contract Law of the People’s Republic of China” and relevant laws and regulations, on the principle of friendly consultation, equality, voluntariness, and mutual benefit, regarding the matters on the entrustment for property operation and management, both parties hereby conclude and enter into the following agreements to abide by jointly:

1.	Commercial property overview and operation mode

1.1.	The property entrusted by Party A to Party B for exclusive operation and management locates at B1, 1F, 2F and 3F, No. 96 Jinjing Avenue, Zhangdian District, Zibo City, the floor area is 14,779.37m2 (among them: B1: 3,910.57m2/1F: 3,443.22m2; 2F: 3,7l2.79m2; 3F: 3,712.79m2). Within the period of entrustment for operation, Party A agrees to transfer the right of possession and right of use to Party B for possession and exercise, and entrusts Party B to operate and manage such property, and the operation mode includes but not limited to Party B’s self-operation, leasing and unified business operation etc. of such property.

2.	Period of entrusted operation

2.1.	The period of entrusted operation is 10 years, from July 1, 2018 to June 30, 2028.

2.2.	The period of entrustment hereof is divided into two stages:

2.2.1.	The first stage is the pre-opening management period (hereinafter referred to as “preparatory period”), namely starting from the day on which Party A hands over the entrusted property till the day before opening day of the project.

2.2.2.	The second stage is the operation and management period after opening (hereinafter referred to as “operation and management period”), namely starting from the opening day of such project till the expiry day of cooperation period as agreed in Article 3.1 hereof.

3.	Matters of entrusted operation and management

3.1.	During the period of entrusted operation, through special authorization, Party A will irrevocably entrust Party B for unified operation and management of such property, Party A will not enjoy the right of possession and right of use to such property, and can only enjoy the right to yields and right of disposition as agreed herein.

3.2.	The scope of authority entrusted in the property includes but not limited to:

3.2.1.	Determine and change the operation planning and positioning of such property.

3.2.2.	Determine and change the operation direction, scope and operation mode (including commercial form layout planning and internal structure adjustment) of such property.

3.2.3.	Right of use and right to yields from operation.

3.2.4.	The rights of decoration and renovation needed for operation.

3.2.5.	The right to business invitation, right to lease and sublease, and cooperative operation right of the property equipment in such property contract.

3.3.	During the period of entrusted operation, Party A shall not take back the property entrusted for operation for self-operation (self-use), nor otherwise lease it or entrust others for operation and management.

3.4.	During the period of entrusted operation, Party B shall independently handle all internal and external affairs related to the operation of such property, and independently bear corresponding consequences arising therefrom: Party A does not participate in Party B’s operation and management.

3.5.	During the period of entrusted operation, Party A agrees that Party B may use its name to engage in all activities regarding the leasing, operation and management of such property, and Party A shall cooperate and provide Party B the conditions necessary for all normal operation activities.

3.6.	During the period of entrusted operation, Party B is entitled to sublease such property under entrusted operation to the third party or cooperate with the third party in operation, and Party A shall not intervene in any legal operation mode of Party B.

4.	Property handover

4.1.	Both parties agree that Party A will hand over such property to Party B before July 10, 2018. Where Party A fails to hand over in due time, then the overall period of entrusted operation will be postponed accordingly.

5.	Party A’s rights and obligations

5.1.	As the owner of such property, Party A is entitled to exercise its real rights as agreed herein, and handle all legal affairs related to such real rights, and shall not cause any interference to Party B’s right of property operation and management obtained due to this Contract.

5.2.	Party A is entitled to obtain the returns from Party B’s entrusted operation and management of such property as agreed herein, but shall not intervene in Party B’s operation and management of such property.

5.3.	Without prejudice to Party B’s normal operation and management activities, Party A may transfer or mortgage the property ownership to the third party, but shall serve written notice to Party B 90 days in advance, and Party B enjoys the preemptive right under the same conditions. If such property is legally transferred or mortgaged to the third party, Party A shall ensure that Party B’s rights of operation and management remain unchanged, meanwhile, Party A is obligatory to inform the third party all contents of this Contract before transfer or mortgage, and guarantee that the third party will unconditionally inherit all rights and obligations of Party A as agreed herein, otherwise it will be deemed as Party A’s breach of contract. After the change in ownership of such property, the owner of such property shall sign agreement on alteration of the parties with Party B, and all rights and obligations of Party A will be transferred to the transferee of the ownership of such property.

5.4.	Where the ownership of such property is transferred, changed, inherited or is disposed pursuant to law, the rights and obligations of Party A in this Contract will be enjoyed and borne by the transferee of the ownership of such property, and this Contract shall remain effective. Party A and the transferee shall go to the place of Party B to handle matters related to ownership transfer within 10 working days after ownership transfer, otherwise all disputes and losses arising therefrom shall all be borne by Party A.

5.5.	In case of economic dispute caused by the reason of Party A, Party B is entitled to unilaterally rescind the contract, and all losses caused thereby shall be borne by Party A.

5.6.	In public area, external facade and any part of such property, Party A shall not intervene in Party B’s unified management and setting of relevant marks, logos and advertising posters etc.

5.7.	Party A shall timely provide relevant certificates and materials of such property as required by Party B, and assist and cooperate with Party B to properly handle all kinds of certificates and relevant legal documents on business operation.

5.8.	Party A shall leave the photocopies of relevant certificates and materials of such property in the place of Party B, and sign to confirm the consistency of such photocopies with the original.

5.9.	Party A shall agree that Party A may carry out decoration or renovation to such property based on the needs of unified operation and management etc., and bear all costs of decoration or renovation incurred therefrom.

6.	Party B’s rights and obligations

6.1.	Is entitled to carry out unified operation and management of the entrusted property and obtain corresponding income, and bear corresponding operation risk (the risk means that the income obtained according to the income distribution as stipulated in Article 7 hereof is less than the expenditure borne by Party B itself).

6.2.	Without prejudice to the overall structure of such property, Party B is entitled to carry out reasonable decoration, renovation, integration or partitioning etc. to the layout of such property according to unified operation and management or the requirements of actual lessee.

6.3.	Party B is obligatory to pay Party A the income from such property as agreed in this Contract.

6.4.	Responsible for daily maintenance of such property, and relevant costs thereof will be borne by Party A.

6.5.	Party B shall properly manage such property, and only bear the taxes payable by Party B in business operation and management.

6.6.	After the expiry of the period of entrustment for operation and management as agreed herein, Party B has the right of first refusal and the right to entrusted operation and management etc. under the same conditions.

6.7.	Party B shall ensure that upon the third leasing year, the occupancy rate will reach 90%.

7.	Costs of entrusted operation and management and payment method

7.1.	The lease expenses collected by Party B is collected on behalf of Party A, Party B shall carry out financial accounting at the end of every month according to the contract signed with the actual lessee, and make payment to Party A before the 10th day of next month.

7.2.	Party A shall pay Party B the service charge: which comprises of basic service charge and performance commission

7.2.1.	Basic service charge: to be calculated according to the actual leased area of such property, and Party A shall make payment to Party B before the 15th day of every month, standards are as follows:

From the 1st to 3rd year (from                                (date) to                                (date)): RMB0.2/day/square meter;

From the 4th to 6th year (from                                (date) to                                (date)): RMB0.4/day/square meter;

From the 7th to 10th year (from                              (date) to                                (date)): RMB0.6/day/square meter.

7.2.2.	Performance commission: to be withdrawn according to 20% of the total annual profits of Party A, and Party A shall pay the performance commission to Party B before January 10 of every year.

7.3.	Information of both parties’ collection accounts are as follows:

Contracting parties	Account name	Bank of deposit	Bank account No.
Party A	Shandong Haoke Industrial Co., Ltd.	Zibo Luzhong Sub-branch, Qishang Bank	8011 0100 1421 0075 96
Party B	Zibo Tony Fun Commercial Management Co., Ltd.	Zibo Branch Office, Bank of China	2247 3540 6691

8.	Contract termination and rescission conditions

The contract will be terminated in case of any one of the following:

8.1.	In case of force majeure events or the reasons not attributable to Party B (such as national policy, act of government, natural disaster or other unforeseeable, uncontrollable, unavoidable and insurmountable events), and thereby causing both parties unable to perform this Contract for more than 30 days, then this Contract will be terminated automatically.

8.2.	The contract is rescinded by consensus between both parties.

8.3.	After the expiry of the period of entrusted operation, the contract will be terminated automatically.

8.4.	Party A violates contractual stipulation and thereby causes Party B unable to operate normally or the operating merchant unable to operate and use normally, Party B is entitled to rescind the contract and hold Party A responsible for breach of contract.

8.5.	In case of any debt dispute of Party A and thereby affects the rights and normal use of such property (such as seizure, freeze, judicial sale, others’ claim, or the operation is affected by riot etc.), Party B is entitled to rescind the contract, and ask Party A for compensating the loss of Party B and operating merchants.

9.	Liability for breach of contract

9.1.	Where Party A violates the stipulation of this Contract and thereby causes economic loss to Party B or actual lessee of such property (namely actual user), Party A shall bear all liabilities for compensation, including but not limited to direct economic loss of Party B and actual lessee of such property (including but not limited to legal cost, attorney’s fee etc.), and loss of acquirable profit due to the impact on normal operation activity etc.

10.	Exemption clause

10.1.	In case of loss of the insured property, the determination of liability for compensation shall be subject to the claim investigation result of insurance company, and compensation will be made according to the provisions in “Insurance Law” and relevant laws and regulations.

11.	Notice

11.1.	The addresses listed herein are the legal addresses for the service of relevant legal documents, once served to such addresses, it will be deemed as has been served to the other party, unless either party changes the above address by serving written notice.

12.	Matters not covered

12.1.	This Contract shall be executed according to the provisions of national laws, regulations and policies, for other matters not covered herein, both parties may sign an supplementary agreement by consultation as the attachment of this Contract.

13.	Dispute settlement

13.1.	In case of any dispute arising from the performance of this Contract, both parties shall settle it by friendly consultation; if consultation fails, either party is entitled to file a lawsuit to the people’s court in the location of such property pursuant to law.

14.	This Contract will become effective as of the date of signature and seal by the legal representative or authorized representative of both parties, it is made in quadruplicate, each party holds two copies respectively, and all of them shall have the same legal effect.

Party A (Seal):	Shandong Haoke Industrial Co., Ltd. (Seal)

Date:	June 28, 2018

Party B (Seal):	Zibo Tony Fun Commercial Management Co., Ltd. (Seal)

Date:	June 28, 2018